BORGWARNER INC.
NAME OF SUBSIDIARY        % VOTING SECURITIES OWNED BY PARENT

BorgWarner TorqTransfer Systems Inc.                   100
     BorgWarner Powdered Metals Inc.                   100
     BorgWarner South Asia Inc.                        100
          Divgi-Warner PVT Limited                     60
          Huazhong (Automotive) Transmission Company, Ltd. 60
          Borg-Warner Shenglong (Ningbo) Co. Ltd.       70
          BorgWarner TorqueTransfer Systems Korea Inc. 100 BorgWarner Diversified Transmission Products Inc. 100
BorgWarner Air/Fluid Systems Inc.                      100
     BorgWarner Fuel Systems Inc.                      100
     BorgWarner Air/Fluid Systems of Michigan Inc.     100
     BorgWarner Air/Fluid Systems Holding Inc.         100
          Borg-Warner Automotive Air/Fluid Systems Europe SAS 90
            Borg-Warner Automotive Air/Fluid Systems,TulleSA 100
BorgWarner Cooling Systems Inc.                        100
     BorgWarner Cooling Systems of Michigan Inc.       100
BorgWarner Morse TEC Inc.                              100
     BorgWarner Canada Inc.                            100
     BorgWarner Japan Inc.                             100
          Borg-Warner Automotive K.K.                  100
     Borg-Warner Automotive Taiwan Co., Ltd.           100
     BorgWarner Morse TEC Mexico S.A. de C.V.          100
     Morse TEC Europe Sp.A                             100
Borg-Warner Automotive Foreign Sales Corporation       100
BorgWarner Transmission Systems Inc.                   100
     BorgWarner NW Inc.                                100
          BorgWarner Transmission Systems Korea, Inc.  40
          NSK-Warner KK                                50
     Lapeer Warner, LLC                                49
     BorgWarner Europe Inc.                            100
          AG Kuhnle, Kopp & Kausch                     63
          BorgWarner Europe GmbH                       100
               BorgWarner Cooling Systems GmbH         100
               BorgWarner Transmission Systems Arnstadt GmbH 100 BorgWarner Turbo Systems Worldwide
                Headquarters GmbH                      100
                    3K Warner Turbosystems GmbH        100
                    BorgWarner Turbo Systems Kft       100
               BorgWarner Transmission Systems GmbH    94.9
                    BorgWarner Vertriebs und Verwaltungs GmbH 100
Creon Insurance Agency, Ltd.                           100
     Creon Trustees, Ltd.                              100
Kuhlman Corporation                                    100
     Kuhlman Plastics of Canada, Ltd.                  100
     Kuhlman Industrial Products, Inc.                 100
     Bronson Specialties, Inc.                         100
     Borse Plastic Products Corp.                      100
     Associated Engineering Company                    100
     Spring Products Corporation                       100
     BWA Turbo Systems Holding Corporation             100
          BorgWarner Turbo Systems Inc.                100
               BorgWarner Cooling Systems Korea, Inc.  100
               Borg-Warner Automotive Brazil, Ltda.    100
               Kysor DO BRASIL LTDA.                   100
     BWA Turbo Systems Holdings Limited                100
          BorgWarner Turbo Systems Limited             100
               Kysor Industries, S.A.                  100
               Kysor Europe Limited                    100